Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Reports 2011 Second Quarter Results

• $14 million increase in sequential synergy cost savings
• Estimated synergy cost savings by end of 2012 raised to $600 million
• 48% operating cash flow margin, as adjusted
• 142,000 new households with broadband availability
• 7,400 net new high-speed internet subscribers

Stamford, CT, August 3, 2011 — Frontier Communications Corporation (NYSE:FTR) today reported second-quarter 2011 revenue of $1,322.3 million, operating income of $238.3 million and net income attributable to common shareholders of Frontier of $32.3 million, or $0.03 per share. After excluding $20.3 million for acquisition and integration costs, $11.0 million for severance and early retirement costs and $10.5 million for a discrete tax item, net income attributable to common shareholders of Frontier for the second quarter of 2011 would have been $62.2 million, or $0.06 per share.

“The one year anniversary of Frontier’s transformational acquisition demonstrated a solid turnaround in operations and improved profitability,” said Maggie Wilderotter, Chairman & CEO of Frontier Communications. “Our broadband network has now been expanded to 466,000 new homes, a rich opportunity that we’re only beginning to penetrate, and our business revenue pipeline is solid across all market segments.  We have achieved $424 million of annualized cost savings and are increasing our target to $600 million.  Frontier has a great market opportunity ahead of it which, when combined with our cost discipline, will continue to reward our stakeholders with a stronger capital structure and a stable dividend.”

Revenue for the second quarter of 2011 was $1,322.3 million as compared to $1,346.7 million in the first quarter of 2011 and $516.1 million in the second quarter of 2010.  The increase in revenue for the second quarter of 2011 as compared to the second quarter of 2010 is attributable to $825.3 million in revenue associated with the July 1, 2010 acquired properties, partially offset by a decline of $19.2 million for our Frontier legacy operations results.

At June 30, 2011, the Company had 3,252,000 residential customers and 326,800 business customers. The Company grew its high-speed internet customers by approximately 7,400 during the second quarter of 2011, which includes a net loss of 4,900 FiOS data customers. The Company had 1,715,100 high-speed internet customers at June 30, 2011. The Company had net additions of approximately 7,800 video customers during the second quarter of 2011, which includes a net loss of 13,700 FiOS video customers.  The Company had 554,200 video customers at June 30, 2011.

Network access expenses and other operating expenses for the second quarter of 2011 were $704.7 million as compared to $731.6 million in the first quarter of 2011 and $242.8 million in the second quarter of 2010.  Network access expenses included promotional gift costs of $9.8 million in the first quarter of 2011 and $0.7 million in the second quarter of 2011.   Other operating expenses included severance and early retirement costs of $11.0 million in the second quarter of 2011 and the six months ended June 30, 2011.  Network access expenses and other operating expenses of $481.6 million and $493.3 million are associated with the acquired properties for the second quarter of 2011 and the first quarter of 2011, respectively.

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Depreciation and amortization for the second quarter of 2011 was $359.0 million as compared to $351.3 million in the first quarter of 2011 and $100.0 million in the second quarter of 2010. The second quarter of 2011 includes $140.4 million of depreciation expense and $119.6 million of amortization expense as a result of the acquired properties.

Acquisition and integration costs of approximately $20.3 million ($0.01 per share after tax) were incurred and expensed during the second quarter of 2011, as compared to approximately $13.2 million ($0.01 per share after tax) in the first quarter of 2011 and $37.0 million ($0.08 per share after tax) in the second quarter of 2010, in connection with our acquisition of the acquired properties. The costs in the second quarter of 2011 were incurred in connection with our activities to convert the next phase of systems and other ongoing network integration work.

Operating income for the second quarter of 2011 was $238.3 million and operating income margin was 18.0 percent as compared to operating income of $250.6 million and operating income margin of 18.6 percent in the first quarter of 2011 and operating income of $136.4 million and operating income margin of 26.4 percent in the second quarter of 2010.  The second quarter 2011 increase from second quarter 2010 of $101.9 million is primarily the result of incremental operating income from the acquired properties.  After excluding $20.3 million and $33.5 million for acquisition and integration costs and $11.0 million for severance and early retirement costs in each period, operating income and operating income margin for the three months ended June 30, 2011 would have been $269.5 million and 20.4 percent, respectively, and for the six months ended June 30, 2011 would have been $533.4 million and 20.0 percent, respectively.

Interest expense for the second quarter of 2011 was $166.9 million as compared to $94.0 million in the second quarter of 2010, a $72.9 million increase.  Interest expense was higher in 2011 due to the $3.5 billion of additional debt assumed in connection with the July 1, 2010 acquisition of the acquired properties.

Income tax expense for the second quarter of 2011 was $37.2 million as compared to $16.3 million in the second quarter of 2010, a $20.9 million increase, primarily due to higher taxable income as a result of the acquired properties and a $10.5 million charge resulting from the enactment on May 25, 2011 of the Michigan Corporate Income Tax which eliminated certain future tax deductions.

Net income attributable to common shareholders of Frontier was $32.3 million, or $0.03 per share, as compared to $35.1 million, or $0.11 per share, in the second quarter of 2010.  The second quarter of 2011 includes acquisition and integration costs of $20.3 million, severance and early retirement costs of $11.0 million and a $10.5 million discrete tax item (combined impact of $29.9 million or $0.03 per share after tax).  The second quarter 2011 decrease is primarily the result of increased interest expense and income tax expense, mostly offset by incremental operating income from the acquired properties.  The change in basic net income per share was primarily due to the increase in weighted average shares outstanding as a result of the issuance of 678.5 million shares in connection with the July 1, 2010 acquisition of the acquired properties.

Capital expenditures were $223.9 million for the second quarter of 2011 and $433.0 million for the first six months of 2011, including $13.4 million for the second quarter of 2011 and $19.0 million for the first six months of 2011 related to integration activities.

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Operating cash flow, as adjusted and defined by the Company in the attached Schedule B, was $633.8 million for the second quarter of 2011 resulting in an operating cash flow margin of 47.9 percent.  Operating cash flow, as reported, of $597.2 million has been adjusted to exclude $20.3 million of acquisition and integration costs, $5.3 million of non-cash pension and other postretirement benefit costs, and $11.0 million of severance and early retirement costs for the second quarter of 2011.

Free cash flow, as defined by the Company in the attached Schedule A, was $231.4 million for the second quarter of 2011 and $484.2 million for the first six months of 2011.  The Company’s dividend represents a payout of 77 percent of free cash flow for the first six months of 2011.

Pro Forma Information
As a convenience to investors, the Company furnished today on a Current Report on Form 8-K unaudited pro forma combined historical financial and operating data for the Company, including financial and operating data for the acquired properties, updated to reflect the actual financial and operating data for the second quarter of 2011.

The Company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow.  A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.  The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations.  In addition, the Company believes that free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.  The Company has shown adjustments to its financial presentations to exclude: $20.3 million, $37.0 million and $13.2 million of acquisition and integration costs in the quarters ended June 30, 2011 and 2010 and March 31, 2011, respectively, and $33.5 million and $47.3 million of acquisition and integration costs in the first six months of 2011 and 2010, respectively; $5.3 million, $4.8 million and $11.3 million of non-cash pension and other postretirement benefit costs in the quarters ended June 30, 2011 and 2010 and March 31, 2011, respectively, and $16.6 million and $12.2 million of non-cash pension and other postretirement benefit costs in the first six months of 2011 and 2010, respectively; and $11.0 million, $0.6 million and $0.1 million of severance and early retirement costs in the quarters ended June 30, 2011 and 2010 and March 31, 2011, respectively, and $11.0 million and $0.7 million of severance and early retirement costs in the first six months of 2011 and 2010, respectively, because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures.

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These non-GAAP financial measures have certain shortcomings.  In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure.  Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.  The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast
The Company will host a conference call today at 9:00 A.M. Eastern Time.  In connection with the conference call and as a convenience to investors, the Company furnished today on a Current Report on Form 8-K certain materials regarding second quarter 2011 results.  The conference call will be Webcast and may be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66508&eventID=4142282

A telephonic replay of the conference call will be available for one week beginning at 12:00 P.M. Eastern time, August 3, 2011 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 7430604.  A Webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications
Frontier Communications Corporation (NYSE: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications for medium and large businesses in 27 states and with approximately 14,900 employees based entirely in the USA. More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  our ability to successfully integrate the operations and systems of the Acquired Business into Frontier’s existing operations; the risk that the growth opportunities and cost synergies from the Transaction may not be fully realized or may take longer to realize than expected; our indemnity obligation to Verizon for taxes which may be imposed upon them as a result of changes in ownership of our stock may discourage, delay or prevent a third party from acquiring control of us during the two-year period ending July 2012 in a transaction that stockholders might consider favorable; the effects of increased expenses incurred due to activities related to the integration of the Acquired Business; most of the Acquired Business operates on systems acquired in the Transaction, which may not continue to function properly following the first group of conversions to our legacy systems; our ability to maintain relationships with customers, employees or suppliers; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines that cannot be offset by increases in High-Speed Internet (HSI) subscribers and sales of other products and services; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; the effects of competition from cable, wireless and other wireline carriers; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; our ability to successfully renegotiate union contracts expiring in 2011 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which would require us to make increased contributions to the pension plan in 2012 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; limitations on the amount of capital stock that we can issue to make acquisitions or to raise additional capital until July 2012; our ability to pay dividends on our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity; and  the effects of severe weather events such as hurricanes, tornados, ice storms or other natural or man-made disasters.  These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Assistant Treasurer, Investor Relations	AVP Corporate Communications
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@FTR.com	greg.lundberg@FTR.com	brigid.smith@FTR.com

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TABLES TO FOLLOW

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Frontier Communications Corporation
Consolidated Financial Data

	For the quarter ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,
(Amounts in thousands, except per share amounts)	2011	2011	2010	2011	2010

Income Statement Data
Revenue	$1,322,255	$1,346,697	$516,137	$2,668,952	$1,035,986

Network access expenses	126,629	151,284	53,139	277,913	106,682
Other operating expenses (1)	578,096	580,340	189,649	1,158,436	382,674
Depreciation and amortization	358,986	351,257	99,974	710,243	201,023
Acquisition and integration costs (2)	20,264	13,223	36,964	33,487	47,334
Total operating expenses	1,083,975	1,096,104	379,726	2,180,079	737,713

Operating income	238,280	250,593	136,411	488,873	298,273
Investment and other income (loss), net	(382)	9,585	9,834	9,203	17,287
Interest expense	166,864	167,415	93,968	334,279	187,755
Income before income taxes	71,034	92,763	52,277	163,797	127,805
Income tax expense	37,190	36,567	16,338	73,757	48,394
Net income (2)	33,844	56,196	35,939	90,040	79,411
Less: Income attributable to the noncontrolling
interest in a partnership	1,583	1,485	818	3,068	1,725
Net income attributable to common shareholders
of Frontier (2)	$32,261	$54,711	$35,121	$86,972	$77,686

Weighted average shares outstanding	989,357	989,749	310,664	989,480	310,512

Basic net income per share attributable to
common shareholders of Frontier (2) (3)	$0.03	$0.05	$0.11	$0.09	$0.25

Other Financial Data
Capital expenditures - Business operations	$210,505	$203,534	$53,423	$414,039	$93,350
Capital expenditures - Integration activities	13,408	5,578	32,674	18,986	62,353
Operating cash flow, as adjusted (4)	633,770	626,437	278,756	1,260,207	559,502
Free cash flow (4)	231,431	252,772	134,201	484,203	286,250
Dividends paid	186,610	186,605	78,351	373,215	156,706
Dividend payout ratio (5)	81%	74%	58%	77%	55%

(1)
Includes severance and early retirement costs of $11.0 million, $0.1 million and $0.6 million for the quarters ended June 30, 2011, March 31, 2011 and March 31, 2010, respectively, and $11.0 million and $0.7 million for the six months ended June 30, 2011 and 2010, respectively.

(2)
Reflects acquisition and integration costs of $20.3 million ($12.6 million or $0.01 per share after tax), $13.2 million ($8.3 million or $0.01 per share after tax) and $37.0 million ($23.1 million or $0.08 per share after tax) for the quarters ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively. Basic net income per share attributable to common shareholders of Frontier, as adjusted to exclude acquisition and integration costs, severance and early retirement costs and a $10.5 million discrete tax item ($0.01 per share after tax), was $0.06 per share, $0.06 per share and $0.19 per share for the quarters ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively. Reflects acquisition and integration costs of $33.5 million ($20.9 million or $0.02 per share after tax) and $47.3 million ($29.6 million or $0.10 per share after tax) for the six months ended June 30, 2011 and 2010, respectively. Basic net income per share attributable to common shareholders of Frontier, as adjusted to exclude acquisition and integration costs, severance and early retirement costs and a $10.5 million discrete tax item ($0.01 per share after tax), was $0.12 per share and $0.35 per share for the six months ended June 30, 2011 and 2010, respectively.

(3)	Calculated based on weighted average shares outstanding.
(4)	Reconciliations to the most comparable GAAP measures are presented in Schedules A and B at the end of these tables.
(5)	Represents dividends paid divided by free cash flow, as defined in Schedule A.

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended				For the six months ended
	June 30,	March 31,		June 30,	June 30,
(Amounts in thousands, except operating data)	2011	2011		2010 (1)	2011	2010 (1)

Selected Income Statement Data
Revenue
Local and long distance services	$617,744	$ 635,114		$ 223,281	$ 1,252,858	$ 446,862
Data and internet services	461,599	458,527		166,349	920,126	329,717
Other	85,067	86,835		46,220	171,902	90,336
Customer revenue	1,164,410	1,180,476		435,850	2,344,886	866,915
Switched access and subsidy	157,845	166,221		80,287	324,066	169,071
Total revenue	$1,322,255	$ 1,346,697		$ 516,137	$ 2,668,952	$1,035,986

Other Financial and Operating Data
Revenue:
Residential	$571,522	$ 584,711	(2)	$ 220,934	$ 1,156,233	$ 441,330
Business	592,888	595,765	(2)	214,916	1,188,653	425,585
Customer revenue	1,164,410	1,180,476		435,850	2,344,886	866,915
Switched access and subsidy	157,845	166,221		80,287	324,066	169,071
Total revenue	$1,322,255	$ 1,346,697		$ 516,137	$ 2,668,952	$1,035,986

Residential customer metrics:
Customers	3,251,959	3,338,306		1,206,599	3,251,959	1,206,599
Revenue	$571,522	$ 584,711	(2)	$ 220,934	$ 1,156,233	$ 441,330
Products per residential customer (3)	2.40	2.35		2.57	2.40	2.57
Average monthly residential revenue per customer	$57.81	$ 57.46	(2)	$ 60.44	$ 57.61	$ 59.78
Customer monthly churn	1.66%	1.79%		1.37%	1.73%	1.37%
Percent of customers on price protection plans
- Frontier Legacy	60.5%	59.0%		56.8%	60.5%	56.8%

Business customer metrics:
Customers	326,763	333,396		138,528	326,763	138,528
Revenue	$592,888	$ 595,765	(2)	$ 214,916	$ 1,188,653	$ 425,585
Average monthly business revenue per customer	$598.73	$ 586.48	(2)	$ 517.71	$ 591.97	$ 509.67

Access line metrics:
Residential	3,428,911	3,521,710		1,296,471	3,428,911	1,296,471
Business	2,060,951	2,087,254		755,548	2,060,951	755,548
Total access lines	5,489,862	5,608,964		2,052,019	5,489,862	2,052,019

Average monthly total revenue per access line	$79.42	$ 79.07		$ 83.22	$ 79.22	$ 82.85
Average monthly customer revenue per access line	$69.94	$ 69.31		$ 70.27	$ 69.60	$ 69.33

Employees	14,930	14,900		5,610	14,930	5,610
High-Speed Internet (HSI) subscribers	1,715,119	1,707,678		647,487	1,715,119	647,487
Video subscribers	554,218	546,404		179,559	554,218	179,559
Switched access minutes of use (in millions)	4,785	5,000		2,021	9,785	4,098

(1)	Other financial and operating data for the quarter and six months ended June 30, 2010 represents Frontier legacy operations on a historical basis.

(2)	Reflects a reclassification of approximately $8.0 million of revenue from Business Revenue to Residential Revenue.

(3)
Products per residential customer: primary residential voice line, HSI and video products have a value of 1. Long distance, Frontier Secure, second lines, feature packages and dial-up have a value of 0.5.

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$232,672	$251,263
Accounts receivable, net	513,852	568,308
Other current assets	299,731	308,848
Total current assets	1,046,255	1,128,419

Restricted cash	175,125	187,489
Property, plant and equipment, net	7,590,723	7,590,614
Other assets - principally goodwill	8,831,879	8,983,708
Total assets	$17,643,982	$17,890,230

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$203,659	$280,002
Accounts payable and other current liabilities	1,105,066	1,159,355
Total current liabilities	1,308,725	1,439,357

Deferred income taxes and other liabilities	3,412,199	3,257,437
Long-term debt	7,988,813	7,983,693
Equity	4,934,245	5,209,743
Total liabilities and equity	$17,643,982	$17,890,230

Note: Balance sheet is preliminary. Final purchase accounting adjustments to be made for the Form 10-Q filing related to Deferred Income Taxes and Goodwill.

Frontier Communications Corporation
Consolidated Cash Flow Data

(Amounts in thousands)

	For the six months ended June 30,
	2011	2010

Cash flows provided by (used in) operating activities:
Net income	$90,040	$79,411
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	710,243	201,023
Stock-based compensation expense	7,677	5,228
Pension/OPEB costs	16,560	12,159
Other non-cash adjustments	(6,735)	(3,423)
Deferred income taxes	51,133	6,236
Change in accounts receivable	29,705	(6,537)
Change in accounts payable and other liabilities	(49,414)	(24,751)
Change in other current assets	15,022	48,224
Net cash provided by operating activities	864,231	317,570

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(414,039)	(93,350)
Capital expenditures - Integration activities	(18,986)	(62,353)
Transaction escrow	-	(125,518)
Other assets purchased and distributions received, net	5,075	(134)
Net cash used by investing activities	(427,950)	(281,355)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(78,024)	(1,955)
Financing costs paid	-	(3,225)
Dividends paid	(373,215)	(156,706)
Repayment of customer advances for construction,
distributions to noncontrolling interests and other	(3,633)	(1,867)
Net cash used by financing activities	(454,872)	(163,753)

Decrease in cash and cash equivalents	(18,591)	(127,538)
Cash and cash equivalents at January 1,	251,263	358,693

Cash and cash equivalents at June 30,	$232,672	$231,155

Cash paid during the period for:
Interest	$328,728	$180,863
Income taxes (refunds)	$27,203	$(805)

						Schedule A
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

		For the quarter ended			For the six months ended
		June 30,	March 31,	June 30,	June 30,
	(Amounts in thousands)	2011	2011	2010	2011	2010

	Net Income to Free Cash Flow;
	Net Cash Provided by Operating Activities

	Net income	$33,844	$56,196	$35,939	$90,040	$79,411

	Add back:
	Depreciation and amortization	358,986	351,257	99,974	710,243	201,023
	Income tax expense	37,190	36,567	16,338	73,757	48,394
	Acquisition and integration costs	20,264	13,223	36,964	33,487	47,334
	Pension/OPEB costs (non-cash) (1)	5,281	11,279	4,836	16,560	12,159
	Stock-based compensation	4,093	3,584	2,485	7,677	5,228

	Subtract:
	Cash paid (refunded) for income taxes	18,257	8,946	(805)	27,203	(805)
	Other income, net	(535)	6,854	9,717	6,319	14,754
	Capital expenditures - Business operations (2)	210,505	203,534	53,423	414,039	93,350
	Free cash flow	231,431	252,772	134,201	484,203	286,250

	Add back:
	Deferred income taxes	23,389	27,744	(1,848)	51,133	6,236
	Non-cash (gains)/losses, net	5,638	11,864	6,057	17,502	13,964
	Other income, net	(535)	6,854	9,717	6,319	14,754
	Cash paid (refunded) for income taxes	18,257	8,946	(805)	27,203	(805)
	Capital expenditures - Business operations (2)	210,505	203,534	53,423	414,039	93,350

	Subtract:
	Changes in current assets and liabilities	71,740	(67,053)	(54,296)	4,687	(16,936)
	Income tax expense	37,190	36,567	16,338	73,757	48,394
	Acquisition and integration costs	20,264	13,223	36,964	33,487	47,334
	Pension/OPEB costs (non-cash) (1)	5,281	11,279	4,836	16,560	12,159
	Stock-based compensation	4,093	3,584	2,485	7,677	5,228
	Net cash provided by operating activities	$350,117	$514,114	$194,418	$864,231	$317,570

(1)
Includes pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $15.3 million, $15.9 million and $7.4 million for the quarters ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively, less cash pension contributions and certain OPEB costs of $10.0 million, $4.6 million and $2.6 million for the quarters ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively. Includes pension and OPEB expense, net of capitalized amounts, of $31.2 million and $17.0 million for the six months ended June 30, 2011 and 2010, respectively, less cash pension contributions and certain OPEB costs of $14.6 million and $4.9 million for the six months ended June 30, 2011 and 2010, respectively.

(2)	Excludes capital expenditures for integration activities.

										Schedule B
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the quarter ended June 30, 2011					For the quarter ended June 30, 2010
	(Amounts in thousands)
			Acquisition		Severance			Acquisition		Severance
			and	Non-cash	and Early			and	Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$238,280	$20,264	$5,281	$10,959	$274,784	$136,411	$36,964	$4,836	$571	$178,782

	Add back:
	Depreciation and
	amortization	358,986	-	-	-	358,986	99,974	-	-	-	99,974
	Operating cash flow	$597,266	$20,264	$5,281	$10,959	$633,770	$236,385	$36,964	$4,836	$571	$278,756

	Revenue	$1,322,255				$1,322,255	$516,137				$516,137

	Operating income margin
	(Operating income divided
	by revenue)	18.0%				20.8%	26.4%				34.6%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.2%				47.9%	45.8%				54.0%

		For the quarter ended March 31, 2011
	(Amounts in thousands)
			Acquisition		Severance
			and	Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$250,593	$13,223	$11,279	$85	$275,180

	Add back:
	Depreciation and
	amortization	351,257	-	-	-	351,257
	Operating cash flow	$601,850	$13,223	$11,279	$85	$626,437

	Revenue	$1,346,697				$1,346,697

	Operating income margin
	(Operating income divided
	by revenue)	18.6%				20.4%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	44.7%				46.5%

(1)
Includes pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $15.3 million, $15.9 million and $7.4 million for the quarters ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively, less cash pension contributions and certain OPEB costs of $10.0 million, $4.6 million and $2.6 million for the quarters ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively.

										Schedule B
										(continued)
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the six months ended June 30, 2011					For the six months ended June 30, 2010
	(Amounts in thousands)
			Acquisition		Severance			Acquisition		Severance
			and	Non-cash	and Early			and	Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$488,873	$33,487	$16,560	$11,044	$549,964	$298,273	$47,334	$12,159	$713	$358,479

	Add back:
	Depreciation and
	amortization	710,243	-	-	-	710,243	201,023	-	-	-	201,023
	Operating cash flow	$1,199,116	$33,487	$16,560	$11,044	$1,260,207	$499,296	$47,334	$12,159	$713	$559,502

	Revenue	$2,668,952				$2,668,952	$1,035,986				$1,035,986

	Operating income margin
	(Operating income divided
	by revenue)	18.3%				20.6%	28.8%				34.6%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	44.9%				47.2%	48.2%				54.0%

(1)
Includes pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $31.2 million and $17.0 million for the six months ended June 30, 2011 and 2010, respectively, less cash pension contributions and certain OPEB costs of $14.6 million and $4.9 million for the six months ended June 30, 2011 and 2010, respectively.